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                                                                    EXHIBIT 21.1

                       SUBSIDIARIES OF HEALTHSTREAM, INC.

                                  State or Other Jurisdiction
                                      of Incorporation or
Names Under Which We Do Business        Organization
--------------------------------  ---------------------------
Education Design, Inc.                     Tennessee
Data Management & Research, Inc.           Tennessee